Exhibit 99.1

Geeknet Announces Fourth Quarter and Full Year 2014 Financial Results

FAIRFAX, Va., February 23, 2015 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com and ThinkGeek Solutions, today announced financial results for the quarter and year ended December 31, 2014.

Total revenue for the fourth quarter of 2014 was $72.4 million, a decrease of 3% from $74.3 million in the fourth quarter of 2013.  Net income for the fourth quarter of 2014 was $1.0 million or $0.14 per diluted share compared to net income of $5.1 million or $0.76 per diluted share for the same period a year ago. Adjusted EBITDA for the fourth quarter of 2014 was $1.6 million, compared to an adjusted EBITDA of $5.7 million for the same period a year ago.

Revenue for 2014 grew 2% to $140.7 million. Net loss for 2014 was $8.3 million, or $1.24 per diluted share, compared to net loss of $0.2 million, or $0.04 per diluted share, for 2013. Adjusted EBITDA for 2014 was a loss of $5.6 million, compared to adjusted EBITDA of $3.2 million for 2013.  A reconciliation of net income or loss as reported to adjusted EBITDA is included in this release.

2014 Geeknet Highlights:

•	Drove double digit GeekLabs site revenue growth and 30% wholesale revenue growth.

•
Expanded its presence in video game merchandise through its newly formed subsidiary, ThinkGeek Solutions, based on the acquisition of substantially all of the assets and certain liabilities of Treehouse Brand Stores.

•	Extended and expanded license agreement with Disney for STAR WARS properties through 2016.

•	Executed technology and brand marketing investments to support future growth.

“We are extremely disappointed with our fourth quarter and 2014 performance. It was a very competitive and promotional environment. In addition, the delivery issues experienced at our third party fulfillment center and related customer service issues negatively impacted revenue and gross margin. Therefore, in 2015, we are committed to sharpening our focus on product leadership, executing on our strategic plan and improving the customer experience,” said Katy McCarthy, Chairman and Chief Executive Officer.

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 11:00 a.m. ET on February 23, 2015 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net.

A dial in replay will be available from 2:00 p.m. ET February, 23, 2015 until 11:59 p.m. ET February 25, 2015 by calling (855) 859-2056 or (404) 537-3406, with conference ID 79201061.

About Geeknet, Inc.
Geeknet, Inc. (NASDAQ: GKNT) is the parent company of ThinkGeek and ThinkGeek Solutions. ThinkGeek is the premier retailer for the global geek community.  Since 1999, ThinkGeek has been creating a world where everyone can express their inner geek, embrace their passions, and connect with each other.  ThinkGeek Solutions, which distributes video game-themed merchandise through licensed web-stores for the gaming community, joined our Geeknet family in August 2014. Our obsession is creating and sharing unique and authentic product experiences that stimulate our fans’ imaginations and fuel their geek core.  We believe that there is a geek in everyone and that it should be celebrated.  Want to learn more?  Check out thinkgeek.com or geek.net.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. The method we use to calculate adjusted EBITDA is not in accordance with GAAP, is likely to differ from the methods used by other companies for similarly titled measures and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as earnings or loss from continuing operations before interest and other income or expense, income taxes, stock-based compensation and depreciation and amortization. Adjusted EBITDA excludes certain expenses that we believe are not directly related to our core operating results. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the forfeiture rate. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, involve risks and uncertainties and are inherently difficult to predict. Actual results may differ materially for a variety of reasons from those expressed or implied in such statements. In addition to the factors mentioned above, other risks and uncertainties include: popularity and demand for, as well as inventory management of, our retail products; fulfillment throughput and delivery; system interruptions and technology upgrades; execution of management’s strategy; our ability to attract and retain key personnel; our ability to continue to invest in developing and acquiring new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; and sufficiency of our cash resources and investments to meet our operating and working capital requirements. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including our most recent Annual Report on Form 10-K and subsequent filings, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

GKNT-F

 GEEKNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2014	2013	2014	2013

Net revenue	$140,705	$138,262	$72,379	$74,338
Cost of revenue	116,437	111,145	59,687	59,500
Gross margin	24,268	27,117	12,692	14,838
Operating expenses:
Sales and marketing	15,733	11,888	7,402	6,130
Technology and design	8,611	6,076	2,249	1,721
General and administrative	8,039	9,296	1,959	1,922
Acquisition-related costs	264	—	133	—
Total operating expenses	32,647	27,260	11,743	9,773
(Loss) income from operations	(8,379)	(143)	949	5,065
Interest and other income (expense), net	119	(24)	29	1
(Loss) income from continuing operations before income taxes	(8,260)	(167)	978	5,066
Income tax provision	12	—	10	—
Net (loss) income from continuing operations	(8,272)	(167)	968	5,066
(Loss) income from discontinued operations, net of tax	—	(67)	—	3
Net (loss) income	$(8,272)	$(234)	$968	$5,069
(Loss) income per share from continuing operations:
Basic	$(1.24)	$(0.03)	$0.14	$0.76
Diluted	$(1.24)	$(0.03)	$0.14	$0.76
Loss per share from discontinued operations:
Basic	$—	$(0.01)	$—	$—
Diluted	$—	$(0.01)	$—	$—
Net (loss) income per share:
Basic	$(1.24)	$(0.04)	$0.14	$0.76
Diluted	$(1.24)	$(0.04)	$0.14	$0.76
Shares used in per share calculations:
Basic	6,697	6,620	6,719	6,638
Diluted	6,697	6,620	6,720	6,698

GEEKNET, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value, unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$54,747	$53,084
Accounts receivable, net of allowance of $0 and $6 as of December 31, 2014 and December 31, 2013, respectively	7,637	9,719
Inventories, net	17,752	20,186
Prepaid expenses and other current assets	2,856	4,202
Total current assets	82,992	87,191
Property and equipment, net	1,601	2,465
Goodwill	1,973	—
Other intangible assets, net	1,188	—
Other long-term assets	83	50
Total assets	$87,837	$89,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,104	$10,250
Deferred revenue	3,290	2,828
Accrued and other liabilities	7,696	6,661
Total current liabilities	24,090	19,739
Other long-term liabilities	925	—
Total liabilities	25,015	19,739
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; authorized — 25,000; issued — 7,005 and 6,901 shares, as of December 31, 2014 and December 31, 2013, respectively; outstanding — 6,720 and 6,639 shares as of December 31, 2014 and December 31, 2013, respectively	7	7
Treasury stock, 285 shares at December 31, 2014 and 263 shares at December 31, 2013	(3,834)	(3,479)
Additional paid-in capital	818,308	816,826
Accumulated other comprehensive income	16	16
Accumulated deficit	(751,675)	(743,403)
Total stockholders’ equity	62,822	69,967
Total liabilities and stockholders’ equity	$87,837	$89,706

GEEKNET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities from continuing operations:
Net loss	$(8,272)	$(234)
Loss from discontinued operations, net of tax	—	67
Loss from continuing operations	(8,272)	(167)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,383	1,258
Stock-based compensation expense	1,445	2,070
Change in fair value of contingent consideration liability	106	—
Deferred income taxes	10	—
Provision for bad debts	(5)	70
Provision for inventory write-downs	102	(15)
Loss on disposal of assets, net	4	16
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	2,127	(8,739)
Inventories	3,136	(3,514)
Prepaid expenses and other assets	1,487	96
Accounts payable	2,154	58
Deferred revenue	179	525
Accrued and other liabilities	96	2,396
Other long-term liabilities	50	(29)
Net cash provided by (used in) operating activities	4,002	(5,975)
Cash flows from investing activities:
Acquisition of a business	(1,421)	—
Purchase of property and equipment	(343)	(216)
Proceeds from sale of discontinued operations	—	3,000
Net cash (used in) provided by investing activities	(1,764)	2,784
Cash flows from financing activities:
Payment of contingent consideration	(250)	—
Proceeds from issuance of common stock	30	317
Repurchase of stock	(355)	(1,297)
Net cash used in financing activities	(575)	(980)
Cash flows from discontinued operations:
Net cash used in operating activities	—	(39)
Net cash used in discontinued operations	—	(39)
Net change in cash and cash equivalents	1,663	(4,210)
Cash and cash equivalents, beginning of year	53,084	57,294
Cash and cash equivalents, end of period	$54,747	$53,084

GEEKNET, INC.
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(In thousands, unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2014	2013	2014	2013
Net (loss) income - as reported	$(8,272)	$(234)	$968	$5,069
Reconciling items:
Loss (income) from discontinued operations - net of tax	—	67	—	(3)
Interest and other (income) expense, net	(119)	24	(29)	(1)
Income tax provision	12	—	10	—
Stock-based compensation expense included in cost of revenues	105	(81)	20	20
Stock-based compensation expense included in operating expenses	1,340	2,151	180	297
Depreciation and amortization expense	1,383	1,258	402	308
Adjusted EBITDA	$(5,551)	$3,185	$1,551	$5,690

GEEKNET, INC.
Segment Data
(In thousands, unaudited)

	Website	Wholesale	Total
Year Ended December 31, 2014
Net revenue	$111,609	$29,096	$140,705
Cost of revenue	97,489	18,948	116,437
Gross margin	$14,120	$10,148	$24,268
Gross margin %	12.7%	34.9%	17.2%

Year Ended December 31, 2013
Net revenue	$115,909	$22,353	$138,262
Cost of revenue	96,458	14,687	111,145
Gross margin	$19,451	$7,666	$27,117
Gross margin %	16.8%	34.3%	19.6%

CONTACT: ir@geek.net for Geeknet, Inc.